ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Investor Presentation Exhibit 99.1

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence does business. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”. “adjusted return on average assets”, “adjusted diluted earnings per share” and “pre-tax, pre-provision net earnings,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix 3.71% 3.52% 3.59% 3.64% 3.66% 3.58% 3.55% 4.21% Net Interest Margin (%)

Adjusted Net Income Key Profitability Metrics – Adjusted(1) Adjusted Earnings Per Share Adjusted Return on Tangible Equity $ in millions, unless otherwise indicated Adjusted Return on Assets (1) “Adjusted” figures are considered non-GAAP financial measures. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

First Quarter 2019 Highlights $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/19 vs. 3/31/18. QoQ represents 3/31/19 vs. 12/31/18. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (3) Annualized for the three month periods

Executive Management Team – Proven & Experienced

Name	Title	Experience
Paul B. Murphy, Jr.	Chairman / CEO	▪ Co-Founder and former CEO of Amegy bank – Grew Amegy Bank from 1 location / $50mm in assets in 1990 to 85 locations / $11bn in assets by 2010 – Generated a 36x return and 16 year IRR of 25%+ for initial investors when sold to Zions in 2005 ▪ Spent 9 years at Allied Bank of Texas/First Interstate
Samuel M. Tortorici	President	▪ CEO of Regions Bank C&I business – Oversaw ~$40bn of loan commitments and deposits generating over $1bn in revenue. Led 500 bankers across 16 states – Over 12 years In the Atlanta market, integrated one whole bank acquisition and grew business services, wealth, retail and specialized industries
Valerie C. Toalson	EVP, Chief Financial Officer	▪ CFO of BankAtlantic Bancorp (7 years) ▪ 13 years at Bank of Oklahoma in various senior roles including Controller, Credit Services and Chief Auditor ▪ Financial Services Audit Manager at Price Waterhouse
Hank Holmes	EVP, Business Services	▪ President of Cadence Bank ▪ Former Director of Special Assets, Private Banking and Commercial Real Estate divisions at Amegy Bank of Texas ▪ Spent 18 years at Amegy; 10 years on Executive Management Team
Randy Schultz	EVP, Specialized Industries	▪ Founder and managing director of Regions Bank's Restaurant Banking Group (RRB) ▪ Managing Director of Bank of America's Restaurant and Beverage Finance Group (RBFG) – Grew portfolio from $300mm in assets to over $7bn
David F. Black	EVP, Chief Risk Officer	▪ Former Chief Credit Officer and Executive Vice President of State Bank ▪ Former Director of Corporate Strategy at First Horizon National Corporation and held various leadership roles at Wachovia, Wells Fargo and SunTrust
Sheila E. Ray	EVP, Chief Talent Officer	▪ Former CFO, COO, Corporate Secretary and EVP at State Bank ▪ Former Chief Financial Officer of First Bank of Georgia,

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Cadence Bank, N.A. Member FDIC

Veteran Board of Directors – Active & Engaged

Name	Title	Experience
Paul B. Murphy, Jr.	Chairman / CEO	▪ CEO of Cadence Bancorporation ▪ Co-Founder and former CEO of Amegy bank
William B. Harrison, Jr.	Lead Outside Director	▪ Former Chairman/CEO J.P. Morgan Chase, Chase Manhattan, Chemical Bank ▪ Member of the J.P. Morgan International Council, Advisory Board member of Aurora Capital Group, Advisory Board of Chilton Investment Company, and Advisory Board of Spencer Stuart
Joseph W. Evans	Vice Chairman	▪ Former Chairman and CEO of State Bank Financial Corporation and its subsidiary ▪ Former Chairman, President and CEO of Flag Financial
J. Richard Fredericks	Director	▪ Founding Partner and Managing Director at Main Management ▪ Montgomery Securities (17x All-American analyst), Shuman, Agnew & Company, Dean Witter
Virginia A. Hepner	Director	▪ Former director of State Bank Financial Corporation with 25 years of banking experience ▪ Former President and CEO of The Woodruff Arts Center
Precious W. Owodunni	Director	▪ President of Mountaintop Consulting, LLC ▪ Former Vice President at Goldman, Sachs & Co., experienced in private equity investments and part of the Mergers & Strategic Advisory Group
Marc J. Shapiro	Director	▪ Former non-executive Chairman and former Vice Chairman for Finance and Risk Management of J.P. Morgan Chase ▪ Former CEO Texas Commerce Bank
Scott M. Stuart	Director	▪ Co-founder and managing partner of Sageview Capital ▪ Former Partner and part of investment committee at KKR
Kathy Waller	Director Nominee	▪ Former Chief Financial Officer and President, Enabling Services of The Coca-Cola Company, retiring after 32 years of leading the company's global finance, technical and shared services.
J. Thomas Wiley, Jr.	Director	▪ Former CEO, Director and President of State Bank Financial Corporation and its subsidiary ▪ Former Chairman, CEO and President of Coastal Bankshares, Inc. and its subsidiary bank

7
Cadence Bank, N.A. Member FDIC

Cadence Bank History - A Franchise Evolved

FORMATION
2009 – Oct. 2010
Cadence Bancorp, LLC
- Board of Directors and management team formed
- Buy/recap distressed banks in need of capital and mgt.
- $1bn committed capital raise

RETURN OF CAPITAL - LLC
Nov. 2017 – Sep. 2018
- April 2017 IPO provided access to public markets
- Three marketed follow-on offerings totaling $1.1b
- Two block trades totaling $688mm and final share distribution by LLC

Merger History

March 2011
CADENCE
Cadence Bank, N.A.
- Starkville, MS-based
- $1.5bn in assets
- 38 branches
- 126-yr history

April 2011
SUPERIOR BANK
Superior Bank, N.A.
- Birmingham, AL-based
- $2.6bn in assets
- 73 branches
- 54-yr history
- FDIC Loss Share Agreement

July 2012
ENCOREBANK
Encore Bank, N.A.
- Houston, TX-based
- $1.6bn in assets
- 12 branches
- Linscomb & Williams
- Encore Trust
- Town & Country Insurance

January 2019
STATE BANK
Financial Corporation
- Announced acquisition
- Atlanta, GA-based
- $4.9bn in assets
- 32 branches

Recruit Teams / Organic Growth

September 2011
- Added a 16 person C&I team in Houston

December 2011
- Added a 6 person Specialized Industries lending team including Healthcare and Restaurant

August 2012
Tampa
- Commercial Banking
- Business Banking
- Treasury Management

CADE
LISTED
NYSE
April 2017
- $173mm Initial Public Offering

2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Capital Raise		M&A / Recruit Talent		Growth & Operating Leverage					



Cadence Branch (66)
State Bank Branch (32)
Cadence LPO / Trust Office

($ in millions)	2013	2014	2015	2016	2017	2018	CAGR
Assets	$6,453	$7,945	$8,812	$9,531	$10,949	$12,730	14.6 %
Loans	$4,859	$6,193	$6,917	$7,433	$8,253	$10,054	15.7 %
Acquired	$1,466	$1,073	$730	$554	$458	$550	(17.8)%
Originated	$3,394	$5,120	$6,186	$6,879	$7,795	$9,504	22.9 %
Deposits	$5,347	$6,580	$6,987	$8,017	$9,011	$10,709	14.9 %
Branches	99	81	66	66	65	66	(7.8)%
FTEs	1,373	1,344	1,218	1,193	1,205	1,170	(3.1)%

8
Cadence Bank, N.A. Member FDIC

Enhancing A Compelling Growth Story

CADENCE BANCORPORATION

STATE BANK Financial Corporation

- $17.5 billion of Assets
- $13 billion of Loans
- ~$15 billion of Deposits
- $250+ million legal lending limit
- 4th largest bank in Georgia[1]
- 6th largest bank in Atlanta[1]
- 6th largest BHC w/ HQ in Texas
- 75th largest bank in U.S.
- 98 branch locations over six states
- Over 175,000 individual business and consumer clients

- Creates leading regional banking franchise – scale, growth, asset sensitive profile
- Enhances growth-centric profile with a strong footprint throughout Atlanta, middle, and coastal Georgia markets
- Export Cadence and State Bank's core competencies across the combined local and national businesses
- Expands middle market C&I lending franchise and new wealth & trust capabilities to customers throughout Atlanta and other Georgia markets

Source: SNL Financial and Company reports. Unaudited financial highlights are historical and do not include any pro forma acquisition accounting adjustments.
Ranking based on FDIC deposit data as of June 30, 2018.
[1] Based on non-CCAR Banks.

9

Cadence Bank, N.A. Member FDIC

Complementary Combined Business Mix (1) Yield on loans excludes purchased credit impaired loans, and along with deposits, are historical and excludes any pro forma acquisition accounting adjustments (2) Deposit and categorizations as of 3/31/19 in accordance with Cadence Bancorporation classifications. 12/31/18 deposit and loan categorizations for State Bank in accordance with originally reported and have not been adjusted. Deposits Loans 39% TX 17% GA (31-Mar-19)

Straightforward Business Model Markets People Mission, Values and Vision Our Vision … To be one of the top performing banks in the nation. Our Core Values … Do Right: Do right by others. Your customers, your colleagues and yourself. Own It: Own your actions. Be as accountable for what works as what doesn't. Doers are those who try new approaches. And every step forward eventually becomes the path for others to follow. Embrace We: Nothing is more powerful than what comes from bringing together a diverse group of passionate professionals committed to their colleagues, customers and community. Fresh Thinking Welcome Here: Achieving our vision depends on each of us challenging convention to find new and better ways to do the things that will separate us from our competition and best serve our clients. We must be willing to lead in order to create meaningful solutions for our clients. The Cadence Difference To deliver a better banking experience for every client. Our Mission … We will design for them. Respond to them. And learn from them. We will ignite our talented team to relentlessly pursue the most innovative products and best services and practices in all we do. We will utilize technology to deliver timely and superior solutions for our customers. We will be a bank our customers will be proud of. We will be the bank to get it right. It Matters Who You Choose to be Your Banker

Commentary $ in billions Markets with large, growing populations Texas is the 2nd largest economy among U.S. states and 10th largest global economy Texas has an attractive infrastructure supported by job growth, active business climate, strong trade and foreign investment State Bank enhances growth-centric profile with key metro-market additions in Atlanta, Augusta, and Greater Savannah Georgia has 1,000+ companies in the $50 to $500 million revenue Middle Market space Birmingham, Tampa and Huntsville are established and stable Southeast markets Southeast markets provide steady growth and high quality funding to complement our Texas franchise Source: U.S. Census data from Nielsen, Bureau of Labor Statistics and SNL Financial; Deposit market share data as of June 30, 2018. Attractive Markets – Diverse and Complementary Review of Largest MSAs

Houston's Attractive Growth Outlook

$ in millions

Diversified Economy

- 4th most populous city in the U.S. with 2.3mm residents and 5th largest MSA by population in the U.S. with 6.9mm residents
- Fastest growing metropolitan area, by population, among the top 25 largest metropolitan areas in the U.S.
- 2018 single family home sales beat 2017's record volume by nearly 4%
- If Houston was a country, it would be the 26th largest country in the world (~$500bn of GDP)
- Houston has more jobs than 35 states in the U.S.
- 4th most Fortune 500 headquarters with 21; 44 Fortune 1,000 headquarters
- Largest port system in the U.S., large and growing medical center, technology hub, energy epicenter and petrochemical production

Houston Population Growth (000s)



US '13-'18: 0.8 %
TX '13-'18: 1.9 %
CAGR = 2.6 %
6,224
6,353
6,468
6,677
6,866
7,093
2013
2014
2015
2016
2017
2018

Growing Non-Energy Jobs (000s)



Non-Energy CAGR Since 2013: 2.3 %
Mining & logging +50% of Manufact. CAGR since 2013: (3.0)%
CAGR = 2.0 %
2,993
3,017
3,036
3,082
3,182
245
214
197
201
201
2,748
2,804
2,839
2,881
2,981
2014
2015
2016
2017
2018
Mining & Logging + 50% Manufacturing
Non-Energy Jobs

Houston Total Job Growth



U.S. '13-'18: 1.6%
Houston '13-'18: 2.1%
Millions of Jobs
3.0
2.0
1.0
2mm jobs added over last 40 years (~50K per Year)
1978
1983
1988
1993
1998
2003
2008
2013
2018

The Houston Market Provides Size, Scale and Diversity

Source: U.S. Department of Labor, SNL, U.S. Census data from Claritas, BEA, Greater Houston Partnership, U.S. Department of Commerce and Forbes.
Note: Historical U.S. and Texas growth rates shown as CAGRs.

13

Cadence Bank, N.A. Member FDIC

Atlanta’s Attractive Growth Outlook Source: Metro Atlanta Chamber, SNL, Fortune, KPMG, Site Selection and Area Development. Note: 5-Year CAGRs based on most recently available information. 9th largest MSA by population in the U.S. with 6.0mm residents and more than 220K businesses Atlanta is one of the fastest growing MSAs in the U.S. and has the 10th largest economy in the U.S. as measured by Gross Metro Product (GMP) There are more Fortune 500 companies headquartered in Atlanta than Dallas and Nashville combined Atlanta is the 6th largest U.S. industrial real estate market Atlanta has the lowest relative cost of doing business among the nation’s 10 largest metro areas Atlanta Market Provides Avenue for Significant Growth and Business Development Diversified Economy Atlanta Population Growth (000s) Healthy Labor Market (000s) Selected 5-Year CAGRs Fortune 500 US ’13-’18 CAGR: 0.8%

Proven Business Model & Long-Term Client Relationships Banking Financial Services (1) Reflects combined Cadence Bancorporation information as of March 31, 2019. Excludes corporate expenses. (2) Added or enhanced through State Bank acquisition as of January 1, 2019 Segment Revenue Contribution(1) Banking Business Line Revenue Contribution(1) Product Offering Commercial Banking Corporate and middle market commercial and industrial Specialized industries (restaurant, healthcare, technology) Energy Community and small business banking Commercial real estate Asset-based & correspondent lending(2) Retail Banking Business banking (serves 45,000 businesses)(2) Mortgage and other consumer (serves 225,000 consumer)(2) Private Banking SBA Lending(2) Investment Management Focus on the affluent and high net worth segments Linscomb & Williams – 45 year history Trust Services Personal and institutional trust services Specialty in court-created trusts Portfolio managers average 25 years of experience Treasury/Cash Management Commercial services for deposit management Altera Payroll Services(2) Focused on delivering high-touch, personalized service across our franchise; Over 190 relationship managers with an average of 22 years of experience(1) 1Q19 Banking Segment Revenue : $ 187.4mm 1Q19 Total Revenue1 : $ 204.1mm

Highlights Disciplined Loan Growth $ in millions, unless otherwise indicated Broad-Based Loan Generation Loans increased $3.6 billion or 36% to $13.6 billion QoQ with the closing of State Bank on 1/1/19. Excluding the merger impact, loans increased $246 million or 2.4% reflecting continued organic demand. Cadence continues to be commercial-focused, reflecting 76% of total loans. C&I and CRE production and pipelines remain attractive with healthy commercial customer activity in our markets. (1) Period End Financials. (2) Figures do not equal 100% due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/19 vs. 3/31/18. QoQ represents 3/31/19 vs. 12/31/18. 1Q19 Loan Breakdown and Historical Comparison

Steady Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Net Charge Offs (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs Net-charge offs of $0.6 million in 1Q19 or 2 bps of average loans (annualized) with the largest charge off of $0.5 million related to a Technology loan that was sold at a discount during March. NPA%(1) declined to 0.6% compared to 0.8% in both 1Q18 and 4Q18. Total nonperforming assets increased $14 million from the prior year and increased $4 million from 4Q18 to $86 million. Originated portfolio delinquency (30+ days past due) of 23 bps compared to 14 bps in 4Q18, increase primarily due to one C&I credit that had an administrative issue that has since been resolved. Provision in 1Q19 of $11.2 million was driven by robust loan growth, increases in certain specifically reviewed credits in general C&I and restaurants, and some credit migration within pass rated credits as the portfolio continues to season. The allowance for credit losses was $105.0 million or 0.8% of total loans at 1Q19. The 1Q19 allowance ratio is impacted by the addition of State Bank loans that were marked due to purchase accounting and accordingly do not have a related allowance.

Highlights Targeted Core Deposit(2) Growth $ in millions, unless otherwise indicated Deposit Growth 1Q19 Deposit Breakdown and Comparison Core Deposits(2) increased $3.7 billion or 38% from prior quarter with the closing of State Bank. Organic core deposits (excluding impact of merger) declined a net ($113) million(4) or 1.2% in 1Q19 due to seasonal deposit volatility. Noninterest bearing deposits increased $756 million or 31% since 4Q18 and now make up 23% of total deposits. (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/19 vs. 3/31/18. QoQ represents 3/31/19 vs. 12/31/18. (2) Core deposits are defined as total deposits excluding brokered deposits (3) Figures may not total due to rounding (4) Excludes the merged deposits from State Bank as well as $311 million of State Bank funds on deposit at Cadence as of 12/31/2018 reclassified to cash at merger. Core Deposit Geography (3/31/19)

Net Interest Margin $ in millions, unless otherwise indicated Highlights Net interest margin (tax equivalent) was 4.21% vs. 3.55% for 4Q18, reflecting the impact of the State Bank merger, combined with originated earning asset yields increasing meaningfully more than organic deposit costs. Total earning asset yields increased 57 bp to 5.52% from 4.95% in 4Q18 as the total cost of funds for 1Q19 decreased 9 bp to 1.42% compared to 1.51% for 4Q18. Originated loan yields, excluding ACI and ANCI loans, was 5.46% in 1Q19, increasing +26bp from prior quarter and +67bp from year ago period reflecting selective pricing and the Dec rate increase. Accretion for acquired non-credit impaired loans was $12.5 million in 1Q19 vs. ($0.3) million in 4Q18. Accretion for acquired credit-impaired loans was $6.3 million in the 1Q19 compared to $5.6 million in 4Q18. Total cost of deposits was 1.30% for 1Q19 vs. 1.34% for 4Q18. The merger impact reduced costs by 16 bp, partially offset by first quarter increases in deposit costs of 12 bp. NIM, Yields & Costs (1) Figures may not total due to rounding Net Interest Margin (TE) Rollforward(1)

Interest Rate Sensitivity $ in millions, unless otherwise indicated Highlights (1) Based on March 31, 2019 interest rate sensitivity modeling of instantaneous rate shock over 1-12 months (2) Cycle-to-date reflects changes since 4Q15 and incorporates the nine (9) increases in the Fed Funds rate and one-month Libor since December 16, 2015 Cumulative Betas (Cycle-to-date) Quarterly Betas The originated loan beta (excluding acquired loans) was 85% cycle-to-date(2) demonstrating the interest-sensitivity of the loan portfolio. The 1Q19 originated loan beta of 172% was impacted by the State Bank merger and lag effect on the 1-month Libor from the December 2018 increase in the Fed Funds rate. The cycle-to-date(2) total deposit beta is 41% and the total deposit beta was -16% in 1Q19 due to the impact of the merger with State Bank and continued deposit pricing discipline. Approximately 69% of the total loan portfolio is floating at 1Q19. On 2/28/19, Cadence entered into a $4.0 billion notional interest rate collar with a five-year term designed to limit the impact of interest rate sensitivity of this portfolio. Including this collar, projected 4% increase in net interest income in +100bp scenario (vs. peers of 4%) and decrease of (1)% in -100bp(1) (vs. peers of (6)%) .

Proactive Measures to De-Risk Net Interest Income

- Entered a $4 billion notional collar on 2/28/19 to protect against lower interest rates, while maintaining asset sensitivity
- ***Summary: Assuming no change in fair value from Day 1, the Time Value contra-interest of $17 million would be the only P&L impact over the 5-year term. Any fair value changes impact earnings: declines in LIBOR from Day 1 = more interest income (i.e., rate protection); increases in LIBOR from Day 1 = contra-interest income (less interest income, offsetting inherent asset sensitivity).***
  - Structured with 5-year term; Bought Floor at 3% and Cap at 4.7%, and Sold Cap at 3.5% and Floor at 0%
  - $128 million option price consists of Intrinsic Value of $111 million and Time Value of $17 million
  - The $128 million is booked as an asset, which will be reduced (increased) over time by Option Receipts (Payments)
  - Changes in fair value are recorded to the asset, with the offset in Other Comprehensive Income ("OCI")
  - Option Receipts (Payments) are based on the floor/cap terms reset to LIBOR monthly, and are recorded into interest income
  - The Intrinsic Value is recorded as contra-interest income over the life of the contract[1], offset in OCI
  - The Time Value is recorded as contra-interest income over the life of the contract[2], offset in OCI



No Collar
With Collar
% Δ Net Interest Income for +/- 100bps Rate Shock
6.9%
(7.2)%
- 100 bp
+ 100 bp
Peer Avg NII Sensitivity
4%
4.0%
(1.0)%
(6)%
-100 bps
+100 bps

	No Collar - 100 bp	No Collar + 100 bp	With Collar -100 bps	With Collar +100 bps
Net Interest Income	$(46) mm	$44 mm	$(6) mm	$24 mm

- **Down 100bp shock impact improved by $40mm; from (7.2)% to (1.0)%, well above peers at (6)%**
- **Up 100bp shock impact lowered by $20mm; from 6.9% to 4.0%, inline with peers**

Source: Peer Sensitivity from June 2018 public filings

(1) Intrinsic Value amortizes as follows: 2019 $17.1mm; 2020 $22.1mm; 2021 $25.3mm; 2022 $23.8mm; 2023 $19.7mm; 2024 $2.8mm

(2) Time Value amortizes as follows: 2019 $46k; 2020 $1.9mm; 2021 $3.2mm; 2022 $4.5mm; 2023 $6.2mm; 2024 $1.1mm

21

Cadence Bank, N.A. Member FDIC

Highlights Attractive Noninterest Income Platform Total Noninterest Income Composition(1) Total Noninterest Income Growth(3) $ in millions, unless otherwise indicated 1Q19 Total Noninterest Income: $ 31mm Total noninterest income of $30.7 million, +$9.7 million or 46.0% from 4Q18. Addition of State Bank customers have increased banking fees along with new revenue sources (payroll processing and insurance of $1.9 million and SBA income of $1.4 million) during first quarter 2019. The broad diversification in noninterest income is highlighted by 18% investment advisory fees, 17% service fees, 16% credit fees and 14% trust services. Assets Under Management(2) (1) Figures may not total due to rounding (2) Total Assets Under Management adjusted to exclude Escrow, Safekeeping & QSF (3) Cadence Insurance was sold to Baldwin Krystyn Sherman Partners in June 2018 Total Noninterest Income / Total Revenue 21.5% 20.6% 19.6% 16.9% 15.3%

Adjusted Net Income(1) Adjusted Net Earnings(1) Growth & Expense Management Adjusted Noninterest Expense(1) Highlights $ in millions, unless otherwise indicated 1Q19 adjusted net income(1) of $75.0 million was up $33.5 million or 81% from 4Q18, representing the merger with State Bank and strong core growth. The adjusted efficiency ratio(1) for 1Q19 of 45.7%, improved from 49.0% in 4Q18 and 50.2% in 1Q18, reflecting operating leverage and strong growth in revenue. The combination with State Bank brings additional capacity to the organization and further opportunity to consolidate operating costs and leverage balance sheet growth. Adjusted Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Operating Leverage and Attractive Returns The Cadence Value Proposition Attractive Markets 1 Scalable Infrastructure 2 Quality Loan Growth 3 Proven Expense Discipline 4 Motivated and Focused Leadership 5

Supplementary Information

Specialized Industries: Restaurant Banking

$ in millions, unless otherwise indicated

CBRG Portfolio Overview[1]

- Approximately $1.1 billion of CBRG loans with an average loan size of ~$14 million as of 3/31/19
- As of 3/31/19, approximately 70% franchisee clients and ~30% franchisors-operating companies
- Solid credit results and active portfolio management:
  - Since inception, only ~$400k charge-offs (strategic exit)
  - 75% limited service and 25% full service restaurants
  - Diversified exposure across 42 concepts and multiple geographies

Total Restaurant Industry Loans[1]



$1,079
$1,073
$1,102
$1,096
$1,138
1Q18
2Q18
3Q18
4Q18
1Q19

CBRG Concept Exposure Mix



12%
10%
8%
8%
8%
1% or less

CBRG Sector Concentration



68%
14%
8%
7%
3%
Quick Service (QSR)
Casual
Fast Casual
Family
Other

[1] Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Other figures are for CBRG only.

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Cadence Bank, N.A. Member FDIC

CBHBG Portfolio Overview1 Specialized Industries: Healthcare Banking $ in millions, unless otherwise indicated Total Healthcare Industry Loans1 Approximately $644 million in Healthcare Banking Group (CBHBG) funded loans, $826 million in total committed balances, and 48 clients as of 3/31/19 Granular portfolio with average funded loans of approximately $13 million by client Approximately 85% of clients are based in or have significant operations in Texas and the Southeastern United States Highly selective client acquisition strategy focused on: Strong and experienced management teams Appropriate healthcare sector selection Client partners (management and private equity) looking to use moderate leverage Significant equity and junior capital in client capital stack (Typical capital structure has equity as a minimum of 40-50% of total capital). Well-diversified by sector: The REIT sector includes clients with portfolio diversification at the client level Additional diversification within the sectors. For example, Post-acute includes Home Health, Hospice and Nursing. (1) Total Healthcare Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes, excluding non-owner occupied CRE, and include certain loans originated outside of the Cadence Bank Healthcare Group (CBHBG). Other figures are for CBHBG only, which include certain healthcare related loans categorized as non-owner occupied CRE in our financial statements, and are therefore not included in the above Healthcare Industry NAICS figures. CBHBG Sector Concentration1

CBTBG Portfolio Overview Specialized Industries: Technology Banking $ in millions, unless otherwise indicated CBTBG Total Loans Approx. $1 billion in commitments since inception in Technology Banking Group (CBTBG). Provide Debt Financing to technology companies (EBITDA typically > $10 million) whose products are: Already adopted by the markets – No venture/start-up Defensible and sustainable Scalable for revenue growth Well-diversified sector investment in 21 sub-verticals (1) Data reflects Cadence Bank Technology Banking Group (CBTBG) information only. Technology industry loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of CBTBG. CBTBG Sector Concentration CBTBG Vertical Concentration

Portfolio Overview Energy Portfolio $ in millions, unless otherwise indicated Total Energy Industry Loans Our team of relationship managers with between 15 to 30+ years of experience, have significant industry and customer expertise Conservative sector level (Midstream, E&P, Services) underwriting guidelines, active portfolio monitoring, and ongoing stress testing Stable credit portfolio due to active resolutions and improvement in overall energy sector environment 60% of energy loans consist of Midstream, with zero charge-offs since inception Portfolio Mix (12/31/18) Portfolio Trends (Last 5 years) Energy Loans / Total Loans 17.6% 15.4% 12.6% 11.3% 12.8 % Energy NPLs / Energy Loans 0.6% 4.5% 12.1% 4.6% 1.6%

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Note: Figures may not total due to rounding.

Purchase Accounting Adjustments – State Bank Merger $ in thousands Fair Value Adjustments: Represents the mark on the total balance of loans, which is comprised of a $20.3 million mark to the book balance on acquired credit impaired (“ACI”) loans and a $78.6 million mark on acquired non-credit impaired (“ANCI”) loans. Based on the expected cash flows, the ACI loans have an accretable difference of $43 million and will accrete into interest income over the expected life of the loan or pool of loans over approximately seven years. The $78.6 million mark on ANCI loans will accrete into interest income using either the effective yield or the straight-line method over the contractual lives of the loans, or approximately seven years. Represents a core deposit intangible (“CDI”) of $111.9 million and a customer list intangible of $5.1 million. The CDI and customer list intangible amortize into interest expense and noninterest expense, respectively, using an accelerated method over a ten-year period. Primarily represents $26.8 million as the fair value of unfunded loan commitments. The fair value for revolving lines and undrawn lines amortize using the straight-line method over the life of the loan, or approximately 48 months. The fair value of multi-advance loans amortizes using the effective yield method over the life of the loan, or approximately 29 months. Amortization of both of these adjustments do not begin until some or all the unfunded amount becomes funded. Represents excess of purchase price over the combined fair value adjustments.

Allowance for Credit Losses Rollforward $ in thousands Note: Figures may not total due to rounding.

Energy Loans Detail $ in millions Note: Figures may not total due to rounding. .

Non-GAAP Measures and Ratio Reconciliation $ in millions (1) Other non-routine expenses for 2Q18 were $1.1 million and included expenses related to the sale of the assets of our insurance company. This compares to $2.3 million for 1Q18, representing legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved. Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in millions, unless otherwise indicated (1) Annualized for the three month periods. (2) Other non-routine expenses for 2Q18 were $1.1 million and included expenses related to the sale of the assets of our insurance company. This compares to $2.3 million for 1Q18, representing legal costs associated with litigation related to a pre-acquisition matter of a legacy acquired bank that has been resolved. Note: Figures may not total due to rounding.

Merger with State Bank – Purchase Accounting Summary(3) Upon adoption of CECL in 1Q20, the remaining accretable yield will be allocated between the amortized cost of each loan and its related allowance for credit losses.  Current method of accretion on these loans will not continue upon implementation of CECL. Note that State Bank & Trust recorded $6.4 million of loan accretion and $0.7 million of intangible amortization in 4Q18, prior to acquisition by CADE. The estimated fair values will be subject to refinement as additional information relative to the closing date fair values becomes available through the measurement period of approximately one year from consummation. Loans – ACI Accretable Yield balance of $43 million, with scheduled accretion into interest income calculated over approximately 7 years. See footnote (1) for CECL impact. ANCI Accretable Discount of $78.6 million, with scheduled accretion into interest income calculated over approximately 7 years. Unfunded Loan Commitments – $26.0 million net fair value adjustment, estimated to accrete into interest income between 29 and 48 months. Intangible Assets – Core Deposit Intangible - $111.9 million / 3.28% of core deposits, amortized into expense using an accelerated method over ten years. Customer lists - $5.1 million, amortized into expense over 10 years. Goodwill - $173.3 million Deposits – ($3.7) million net fair value adjustment, amortized into interest expense over approximately 1.25 years. TOTAL BANK Purchase Accounting Change Between Qtrs (2) Total loan accretion increased $12.7 million from 4Q18 to 1Q19 Intangible amortization expense increased $5.48 million from 4Q18 to 1Q19